Exhibit 99.2

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EDITED TRANSCRIPT
SAFM - Q3 2016 Sanderson Farms Inc Earnings Call
EVENT DATE/TIME: AUGUST 25, 2016 / 03:00PM GMT

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AUGUST 25, 2016 / 03:00PM GMT, SAFM - Q3 2016 Sanderson Farms Inc Earnings Call

CORPORATE PARTICIPANTS

Joe Sanderson Sanderson Farms, Inc. – CEO, Chairman

Mike Cockrell Sanderson Farms, Inc. – Treasurer, CFO

Lampkin Butts Sanderson Farms, Inc. – President, COO

CONFERENCE CALL PARTICIPANTS

Tom Palmer JPMorgan – Analyst

Farha Aslam Stephens Inc. – Analyst

Ken Zaslow BMO Capital Markets – Analyst

Adam Samuelson Goldman Sachs – Analyst

Mike Henry Cleveland Research Company – Analyst

Francesco Pellegrino Sidoti & Company – Analyst

PRESENTATION

Operator

Good day and welcome to the Sanderson Farms third-quarter 2016 conference. Today’s conference is being recorded. At this time for opening remarks and introductions, I would like to turn the call over to Mr. Joe Sanderson, Chairman and Chief Executive Officer. Please go ahead, sir.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

Thank you. Good morning and welcome to Sanderson Farms’ third-quarter conference call. Lampkin Butts and Mike Cockrell are with me this morning.

We reported net income for our third fiscal quarter of $54.7 million or $2.42 per share. This compares to net income of $50.9 million or $2.27 per share during last year’s third quarter.

I will begin this morning’s call with a few general comments before turning the call over to Lampkin and Mike. However, before making any further comments, I will ask Mike to give the cautionary statement regarding forward-looking statements.

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO

Thank you, Joe, and good morning, everyone. This morning’s call will contain forward-looking statements about the business, financial condition, and prospects of the Company.

Examples of forward-looking statements include statements about our belief about grain cost and chicken prices, consumer demand, production levels, the supply of fresh chicken products, economic conditions, and our expansion plans. The actual performance of the Company could differ materially from that indicated by the forward-looking statements because of various risks and uncertainties. These risks and uncertainties are described in our annual report on Form 10-K for the fiscal year ended October 31, 2015, as well as subsequent quarterly reports on Form 10-Q filed with the SEC. We filed our third-quarter Q this morning.

You are cautioned not to place undue reliance on any forward-looking statement made this morning, and each such statement speaks only as of today. We undertake no obligation to update or to revise forward-looking statements.

External factors affecting our business, such as grain costs, market prices for poultry meat, and the overall health of the economy, among others, remain volatile and our view this morning might be very different from our view a few days from now.

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AUGUST 25, 2016 / 03:00PM GMT, SAFM - Q3 2016 Sanderson Farms Inc Earnings Call

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

Thank you, Mike.

Our results reflect a continued favorable supply and demand balance for fresh chicken sold to retail grocery-store customers and lower grain costs compared to last year’s third quarter. Market prices for products produced at our big bird deboning plants were mixed compared to last year.

The Georgia Dock whole bird price remained relatively strong through the quarter. The average market prices for boneless breast meat were lower and market prices for leg quarters were higher. Food service demand remained static, and flat demand, combined with increased domestic supplies caused by weak export demand, are keeping a lid on market prices for breast meat.

Export demand remains under pressure for – from several factors, including political issues, a relatively strong US dollar, and lower oil revenues for our export partners dependent on oil revenues to fuel their economies. All avian influenza-related bans have been lifted, except for China, and that has supported leg quarter prices. However, market prices remain below historical averages.

Feed costs were lower during our third fiscal quarter and for the first nine months of the year, compared to our last fiscal year. If this year’s grain crop meets current expectations and the most recent USDA estimates, we could enjoy benign or even lower grain cost in fiscal 2017 as well.

Based on what we have priced to date and assuming we have priced our remaining needs to the end of the fiscal year at yesterday’s closing prices on the Chicago Board of Trade, our cash cost for feed grain purchased would be approximately $53.4 million lower this fiscal year than last year. These lower costs would translate into approximately $0.015 lower grain cost per pound of chicken processed once fully priced into our flocks.

We have priced our corn needs through the first two weeks of October and our soybean meal needs through September. In addition to these lower costs, a good harvest of this year’s crop could extend to lower cost into fiscal 2017. While the crop is certainly not yet in the bin and we have priced none of our fiscal 2017 needs at this time, had we priced all of our 2017 needs at yesterday’s close our cash grain cost during fiscal 2017 would be essentially flat with this fiscal year, assuming we purchased the same volume in 2017 as in 2016 and assuming our basis is the same as this year.

Of course, we will purchase more grain during 2017 as we feed more chickens in Palestine and St. Pauls. I am very pleased with our progress in Palestine where our processing plant is currently near full capacity. The plant represents over 14% more production for the Company and, when added to the new production at our St. Pauls, North Carolina facility, will create opportunities for our employees, customers, and, most importantly, our shareholders.

Construction continues in St. Pauls and we remain on schedule to complete the plant during the first quarter of fiscal 2017.

At this point, I will turn the call over to Lampkin for a more detailed discussion of the market and our operations during the third quarter.

Lampkin Butts – Sanderson Farms, Inc. – President, COO

Thank you, Joe, and good morning, everyone.

Market prices for poultry products were mixed during the quarter when compared to our third quarter last year. The Georgia Dock whole bird price during our third quarter averaged $1.1175 per pound compared to $1.16 per pound average during last year’s third quarter.

The Georgia Dock price for this week is $1.105 per pound, which compares to $1.1525 per pound for the same week last year. The Georgia Dock price continues to reflect good demand for chicken in retail grocery stores.

Bulk leg quarter prices were up for the quarter compared to last year’s quarter, increasing 29.6%. Despite this increase, prices remain below historical averages because of headwinds in our export markets. Through the first half of the calendar year, overall industry exports of broiler meat is down 5% compared to the same period last year. Quoted bulk leg quarter prices averaged $0.3333 per pound during our third quarter this year versus $0.2572 per pound during last year’s third quarter. Urner Barry frozen bulk leg quarters are currently quoted at $0.29 per pound.

We expect leg quarter prices to remain under pressure for as long as export demand remains soft. As Joe mentioned, several headwinds are likely to remain in place for the foreseeable future.

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AUGUST 25, 2016 / 03:00PM GMT, SAFM - Q3 2016 Sanderson Farms Inc Earnings Call

Prices for jumbo wings were lower during our third quarter. Jumbo wings averaged $1.42 per pound, down 3.6% from the average of $1.48 per pound during last year’s third quarter. The Urner Barry quote is currently $1.50 per pound.

Boneless breast prices were lower during our third quarter, decreasing by 12.7% when compared to the third quarter a year ago. This year’s third-quarter average Urner Barry price of $1.29 per pound compares to an average of $1.48 per pound during last year’s third quarter. Today, the Urner Barry quoted market for boneless breast is $1.63 per pound. The Urner Barry market price for boneless has improved $0.26 per pound during August as a result of reduced supplies caused by lighter birds and excellent demand from further processors.

The overall result of these market price changes was a decrease of $0.032 per pound in our average sales price per pound of poultry products sold, compared to last year’s third quarter.

During last year’s fourth quarter, both leg quarter and boneless breast prices were under considerable pressure as a result of challenges in our export markets. Leg quarter quoted market prices during last year’s fourth quarter averaged $0.21 per pound and the boneless breast quote averaged $1.28 per pound. Today, the quoted markets for these products are $0.29 and $1.63. And we expect September leg quarters to be $0.02 to $0.03 per pound higher than June and July leg quarter prices.

Leg quarter prices moved down this summer to a range of $0.23 to $0.25 per pound and September looks to be $0.25 to $0.285 per pound. As a result, our fourth quarter is off to a much better start than last year.

While our overall average sales price for poultry products was lower during the third quarter compared to last year, we enjoyed an almost $0.02 per pound advantage from lower feed cost. Our average feed cost per pound processed during the third quarter was $0.254 per pound, down from $0.272 per pound during last year’s third quarter.

We sold 924.6 million pounds of poultry during our third quarter, a 2.8% increase from the 899.7 million pounds sold during last year’s third quarter. We processed 953.6 million pounds of dressed poultry during the quarter, up 7.2% from the 889.2 million pounds we processed during last year’s third quarter.

For the first nine months of the year, we sold 2.71 billion pounds of poultry products, compared to 2.52 billion for the same period last year, and processed 2.7 billion pounds this year, compared to 2.53 billion last year.

We expect pounds processed during our fourth fiscal quarter to be approximately 998.5 million pounds, up compared to the same quarter last year by 9.4%. We now expect to process 3.75 billion pounds this year, an increase of approximately 9.1% compared to 3.44 billion pounds processed during fiscal 2015.

We sold 24.2 million pounds of prepared chicken products at our prepared chicken plant third quarter, up from 24.1 million pounds last year. Our average sales price at that facility decreased 3.2%.

At this point, I will turn the call over to Mike.

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO

Thank you, Lampkin.

Net sales for the quarter totaled $728 million, and that’s down 1.6% from the $739.9 million during the same quarter last year. As Lampkin mentioned, the decrease was the result of a decrease in our average sales price for poultry products, and that was offset by the increased volume.

Our cost of sales for the three months ended July 31, as compared to the same three months last year, decreased 2.3% as an increase in pounds of poultry products sold were offset by lower feed cost. Feed costs and flocks processed decreased almost $0.02 per pound compared to last year’s third quarter, and in addition to lower feed costs per pound, non-feed related cost of goods sold decreased $0.024 per pound during this year’s third quarter compared to last year. $0.013 per pound of that improvement is the absence of boneless accruals this year and right at $0.01 of that improvement is the result of improved efficiencies at Palestine.

SG&A expenses during our third quarter of 2016 were $44.6 million and that compares to $47.3 million for the same quarter of fiscal 2015. Year-to-date SG&A expenses include $7.9 million accrued for an ESOP contribution, and that compares to $11 million accrued during the first nine months of last year, and we expect to accrue approximately $2.6 million for the ESOP during our fourth fiscal quarter.

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AUGUST 25, 2016 / 03:00PM GMT, SAFM - Q3 2016 Sanderson Farms Inc Earnings Call

The Company’s effective tax rate for the quarter was 35.3%, and for the balance of the year, we expect the rate to be 35.2%.

We spent $126.1 million on CapEx through the third quarter, and that includes $65.8 million in St. Pauls. We have now approved approximately $229.7 million for the full fiscal year, of which $139.7 million is for St. Pauls.

Our depreciation and amortization was $62.3 million year to date and we continue to expect approximately $84 million for the year. We also declared $14.9 million in dividends through the first three quarters of the year, and as of today, only approximately $16.4 million in letters of credit are outstanding under our $750 million committed revolver and we do remain debt free.

Before we open up the call for questions, I would like to remind everybody that the Company will host an investor conference in New Orleans at the Windsor Court on Friday morning, October 14, 2016. We will host a dinner at Acme Oyster House the night before on Thursday, October 13, and the conference will start at 7:30 Friday morning and will end by noon Friday. We hope many of you will join us in New Orleans and registration information is posted on the investor relations page of our website.

That concludes our prepared remarks, and I will ask Ebony, if you would, to please open up the call for your questions.

QUESTION AND ANSWER

Operator

(Operator Instructions). Ken Goldman, JPMorgan.

Tom Palmer – JPMorgan – Analyst

It is actually Tom Palmer on for Ken. Thanks for taking my questions. I think you have been looking for around 1% more head and around 1% more weight in 2017, so I think last time you spoke to it, it was around 2% total industry supply growth as the outlook for next year. Does that still hold? Has there been any change, given the light numbers we have seen over the summer?

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

Yes, we are comfortable with that number.

Lampkin Butts – Sanderson Farms, Inc. – President, COO

WASDE is projecting 2.6% more pounds, so that’s their report. If you – with what we will run in St. Pauls and the ramp-up at Palestine, that’s about 1% more head, just close to.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

I would say 1% to 2%. We think there will be a smaller weight gain in 2017 than there has been in the past. We know of some companies that are bringing weights down, and we hear there is going to be some other people that may bring weights down in 2017. So I would say two – a total of 2%.

Tom Palmer – JPMorgan – Analyst

Okay, thanks.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

Our weights will not go up in 2017.

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AUGUST 25, 2016 / 03:00PM GMT, SAFM - Q3 2016 Sanderson Farms Inc Earnings Call

Tom Palmer – JPMorgan – Analyst

Interesting. Thank you. And just a follow-up, could you provide a bit more detail on the advertising campaign? I think it is around anti – antibiotic free. How are you spreading the message? How long do you expect to run the campaign, and then, any traction you’re getting with customers initially?

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

We have been out to see our customers and in the main they are very supportive. We have had one that didn’t care for it, just to be honest with you, because they carry antibiotic-free product, and so.

But we – our message in the campaign is that all chicken are free of antibiotic when they leave the farm. They have to be because of FDA and USDA regulations, so we are – and we say that you have to pay more for antibiotic-free product. That’s the message in the campaign, and we are tracking consumer response to it and more than 75% of our responses have been positive.

Tom Palmer – JPMorgan – Analyst

And the medium that you are conveying this message, is it print?

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

Print, radio, and television, primarily television. How many markets, do you know?

Lampkin Butts – Sanderson Farms, Inc. – President, COO

23, 24 markets.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

Where we sell chickens, across the Southeast, Southwest, and out West, Denver, Phoenix, primarily, all of Texas, Louisiana, Mississippi, Florida, North Carolina.

Lampkin Butts – Sanderson Farms, Inc. – President, COO

Pennsylvania.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

Pennsylvania. Alabama. Southeast, Southwest, and West, and a little bit in the mid-Atlantic.

Tom Palmer – JPMorgan – Analyst

Okay, thank you for the information. Best of luck.

Operator

Farha Aslam, Stephens Inc.

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AUGUST 25, 2016 / 03:00PM GMT, SAFM - Q3 2016 Sanderson Farms Inc Earnings Call

Farha Aslam – Stephens Inc. – Analyst

Just a follow-up on the marketing program. Could you share with us – should we expect another incremental $5 million to $6 million going forward in every quarter or is this a limited run program?

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

No, it is permanent. We feel like we have to do it and – to support our retailers, and based on the response we have gotten, we’re going to continue it for the foreseeable future.

Farha Aslam – Stephens Inc. – Analyst

Okay. And when we look at SG&A for the new plant, how much should we figure in for the new plant SG&A starting in – I think it’s the January quarter?

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

Say that again, Farha?

Farha Aslam – Stephens Inc. – Analyst

(multiple speakers)

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

SG&A for (multiple speakers)

Farha Aslam – Stephens Inc. – Analyst

January, yes, how should we account for St. Pauls? Are we putting it – is that start-up cost in SG&A in the October quarter or January quarter?

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO

It should be January. It is going to end in January when we start processing chickens there. We will have another $3.5 million in the first quarter of fiscal 2017 and then that will be over.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

What will October quarter be?

Lampkin Butts – Sanderson Farms, Inc. – President, COO

The October quarter –

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO

$3 million.

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AUGUST 25, 2016 / 03:00PM GMT, SAFM - Q3 2016 Sanderson Farms Inc Earnings Call

Lampkin Butts – Sanderson Farms, Inc. – President, COO

$3 million.

Farha Aslam – Stephens Inc. – Analyst

Okay, that’s helpful. And then, recently the USDA initiated a leg quarter purchase program. Do you expect that to impact leg quarter pricing and when would that benefit be seen?

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

This is a – how much volume is that?

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO

Well, it is – $18 million at current market is 60 million or 70 million pounds, leg quarters that they will buy over a two- or three-month period. It helps.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

It is not a lot of volume.

Lampkin Butts – Sanderson Farms, Inc. – President, COO

If it’s coming all out of the freezers, that is about half what is in the (multiple speakers)

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

Yes, it is about half of what is in the cold storage.

Lampkin Butts – Sanderson Farms, Inc. – President, COO

It is usually not material, but it helps a little bit.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

It is a little bit. The market has moved up in September. It is seasonal. That is a normal kind of time for it to start getting a little bit better.

Farha Aslam – Stephens Inc. – Analyst

Great, and my final question is on China. Recently China implemented or extended tariffs on US chicken. That is unusual, given that they lost a WTO case. Any thoughts on the political climate there? Any chance of it opening up to US chicken?

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

That was probably a signal. They are still trying to get their cooked canned chicken into the US. Was that the 4%?

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AUGUST 25, 2016 / 03:00PM GMT, SAFM - Q3 2016 Sanderson Farms Inc Earnings Call

Lampkin Butts – Sanderson Farms, Inc. – President, COO

That’s the 4%. That’s not the anti-dumping duty of –

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

It is the (multiple speakers)

Lampkin Butts – Sanderson Farms, Inc. – President, COO

(multiple speakers). This is the –

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

This is the 4% duty, and it was – they are sitting and waiting, trying to get the canned cooked chicken in, and it is taking longer and longer and longer, and while the FDA have put it in rulemaking, it hasn’t gotten past rulemaking, and this is just a little signal, we think, that they are tired of waiting.

Farha Aslam – Stephens Inc. – Analyst

That’s helpful. Thank you.

Operator

Ken Zaslow, Bank of Montreal.

Ken Zaslow – BMO Capital Markets – Analyst

Just a couple questions. One is, how much production do you expect in 2017? I don’t know if I heard that.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

2% more.

Ken Zaslow – BMO Capital Markets – Analyst

Okay, okay. And your gross margin, you laid out the idea that feed cost is somewhat stable going into 2017. Would you expect this type of gross margin to be the fair run rate going forward?

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

What we posted in this quarter?

Ken Zaslow – BMO Capital Markets – Analyst

Yes, it just seems like there is not a lot – much movement up or down, around. Again, the feed costs seem relatively innocuous. The breast price is going up a little bit, this going down a little bit. It just seems like we’re in this status quo region. Is that a fair assessment or is that not right?

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AUGUST 25, 2016 / 03:00PM GMT, SAFM - Q3 2016 Sanderson Farms Inc Earnings Call

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

I have no idea.

Lampkin Butts – Sanderson Farms, Inc. – President, COO

It is going to depend on the economy and exports, if those two get better.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

You would hope the economy would get better under a new regime.

Lampkin Butts – Sanderson Farms, Inc. – President, COO

If we get exports back to normal.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

Every year is different to me. I don’t –

Ken Zaslow – BMO Capital Markets – Analyst

What do you think are the major shocks for next year, I guess is maybe a better way of asking the question, because I can’t –

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

I think – I would think a new administration and a new Congress has a chance to improve our economy, and I think that’s number one. And I think that would be the first order of business of any administration, whichever.

And I think we are – at some point, the economy outside of the US is pretty weak, and so I think we’re going to have the headwind of a strong dollar for a while. So I don’t think exports are ready to get a lot stronger, but I do think we could begin seeing a better economy in the US in 2017 and 2018.

It doesn’t look like there is going to be a huge – nobody is running to expand in the poultry industry to amount to anything, so I don’t think that’s going to be a problem. It is going to be the economy in the United States, I think, is what we are – what could happen for us over the next couple of years.

Ken Zaslow – BMO Capital Markets – Analyst

Okay. And then, once the October quarter or the January end quarter goes down, your $3.5 million – you get reset lower at $3.5 million per quarter going forward? That was what you said before?

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

Not per quarter.

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO

No, not per quarter.

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AUGUST 25, 2016 / 03:00PM GMT, SAFM - Q3 2016 Sanderson Farms Inc Earnings Call

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

It ends in the January quarter on the G&A.

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO

Right.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

St. Pauls ends then.

Ken Zaslow – BMO Capital Markets – Analyst

Right, so then you get back to more of a normalized SG&A level?

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

Yes.

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO

Yes.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

Yes, absolutely.

Ken Zaslow – BMO Capital Markets – Analyst

Okay. And then, my final question is it’s interesting that you made a very strong comment that breast prices surged in August, which I think is – but you mentioned it more not as weather related, but more as demand related.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

It was both, it was both. It is – it was heat related. Live weights are down across the industry. Supply is down, but there has been good demand from further processors, and actually a couple of integrators have been buying up some extra loads of breast. And that is going to continue until about Labor Day, and they have indicated they are not going to be buying anymore after Labor Day. And we (multiple speakers)

Ken Zaslow – BMO Capital Markets – Analyst

So it’s not permanent. It is unusual for you to mention a temporary thing, so you don’t think it’s permanent, I guess, is (multiple speakers)

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AUGUST 25, 2016 / 03:00PM GMT, SAFM - Q3 2016 Sanderson Farms Inc Earnings Call

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

No, no, I don’t.

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO

It is heat related.

Ken Zaslow – BMO Capital Markets – Analyst

Okay.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

It is those two factors, and we think they’re probably buying up product for an add for a big national account.

Ken Zaslow – BMO Capital Markets – Analyst

Okay, great. I appreciate it. Thank you.

Operator

Adam Samuelson, Goldman Sachs.

Adam Samuelson – Goldman Sachs – Analyst

So I guess my first question on that supply outlook, gentlemen, looking at margins today, certainly in your own P&L, are actually fairly healthy by historical standards. Some of the weight gains that we have seen the last couple of years have tapered off and seemingly more significantly in August.

But at this level of profitability, do you think that the industry – are you surprised you wouldn’t expect industry production to be higher next year than up 2%, 2.5%, given margins where they are or where do you think the constraint is? Because it seems like the margin structure today is still quite good. The feed costs are very benign and especially the comment that you think weights are actually going to go down across the industry, flat or down across the industry next year, I thought that was interesting, given the current market environment.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

The reason I think that, we are aware of – it is mainly related to the woody breast problem. We know of some processors that have taken weights down hoping to get out of the woody breast problem.

And we hear – heard recently that some end users, some chain end users, are considering requiring their suppliers to move to a smaller chicken because they are having problems with woody breast in their restaurants.

We can’t go any higher with our weights because of our customers. What we did in 2016 is what we – we maxed out on weights in the plants and with our customers and with our growout houses, and so we are there. We don’t want to do anymore. And so, it’s a lot of different things across the industry that I think is why I think you won’t see a large weight gain in 2017.

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AUGUST 25, 2016 / 03:00PM GMT, SAFM - Q3 2016 Sanderson Farms Inc Earnings Call

Adam Samuelson – Goldman Sachs – Analyst

That’s helpful. And then on the retail side, I know the Georgia Dock has been slowly drifting down as we get out of the summer. Can you talk about the retail landscape as you look into the fall? Beef supplies are recovering. We got a lot of pork out there, and certainly the competition from ground beef should be, I would think, intensifying.

What are you seeing at the retail level? Are you concerned that the domestic market is going to struggle to absorb all this protein, poultry, beef, and pork?

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

I don’t think people are going to eat ground beef seven days a week. I think they’re going to eat chicken.

I think the market will drift down as we get into the fall, but I think it will recover in January, like it always does. People are not going to eat ham and pork seven days a week. They’re going to eat chicken. It is less expensive and it is healthier, and I’m not worried about that.

Typically what affects chicken is overproduction of chicken. It is not beef and it is not pork. We may lose an add sometime, but where we will lose is to turkey around Thanksgiving and turkey and ham around Thanksgiving and Christmas, but the adds you are going to see the first week of January is going to be chicken. It is not going to be beef and pork.

Adam Samuelson – Goldman Sachs – Analyst

And if I could just squeeze one final one in, I know you commented earlier on China. Can you just confirm, are you still rendering all the paws that you used to send over there?

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

We are.

Adam Samuelson – Goldman Sachs – Analyst

Okay, that’s very helpful. Thank you.

Operator

(Operator Instructions). Michael Piken, Cleveland Research.

Mike Henry – Cleveland Research Company – Analyst

This is Mike Henry in for Mike Piken. Thank you for taking the question. With respect to the leg quarters in China, you guys I think had previously commented that you thought that market may reopen in 2017. Wondering if that is still a possibility from your view. And then with the increased capacity that you guys have, I think in the past paws were about $5 million pretax per month, if I am remembering that correctly.

Wondering what that number would look like now at your current kind of production rate and what paws you’re maybe turning out if that market were to reopen? And then, just one other – another one on Mexico demand. Curious what you guys are seeing there as well.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

At the time when we started rendering, it was $4.3 million per month pretax.

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AUGUST 25, 2016 / 03:00PM GMT, SAFM - Q3 2016 Sanderson Farms Inc Earnings Call

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO

February 2015.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

In February 2015. It would be 15% more than that, at least, because they are really jumbo paws, so it is more than 15% because they’re premium paws out of Palestine. And then, St. Pauls is going to be premium as well.

And now, it is about half that because what is going into Hong Kong is getting a lower market price because it cost more to go into Hong Kong and subsequently to their final destination, wherever that is. So whoever is packing for Hong Kong is getting paid less than.

And yes, we do believe there is a chance that China will open up in 2017. It is USDA’s intention – USDA, not the Congress, and maybe not the administration, but it is USDA’s intention to open the market in the US for canned cooked chicken. They are going through the rulemaking process.

I also think a new administration might be able to make that happen with China. There seems to be a personal problem between this administration and the Chinese government, and it shows itself in a lot of different ways. There are a lot of tariffs and a lot of different trade barriers that the US has imposed on China, and likewise China on US products. There was something mentioned about when this 4% tariff was renewed this week or last week, whenever it was, first of this week.

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO

This week.

Lampkin Butts – Sanderson Farms, Inc. – President, COO

This week.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

There was something mentioned about the US renewed some tariffs on steel and something else out of China. And so, there is a lot of stuff that is going on that – well, all we know about is chicken, but there is a lot of stuff going on on the US side of things as well.

Mike Henry – Cleveland Research Company – Analyst

Thanks, and on Mexico?

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

What is the question about Mexico?

Mike Henry – Cleveland Research Company – Analyst

Just what have you been seeing in terms of demand and pricing into that market more recently in July and August?

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

Mexico is still good. It is just the volume going in there is down a little bit from last year. It has been our primary destination. A little softer this summer than what we are seeing for September, but still a very good market. Good export destination.

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AUGUST 25, 2016 / 03:00PM GMT, SAFM - Q3 2016 Sanderson Farms Inc Earnings Call

Lampkin Butts – Sanderson Farms, Inc. – President, COO

There is more competition as Arkansas had – the ban from Mexico was lifted on the state of Arkansas this summer, and so there is product from Arkansas that is now going into Mexico, so that’s (multiple speakers). And then, Brazil is now shipping frozen white meat into Mexico, so a little more competition there than there was a year ago.

We have really good access to Mexico out of Texas. So that – we have a little bit of an advantage because where we are located geographically. And so, the market favors us a little bit shipping out of Texas.

Mike Henry – Cleveland Research Company – Analyst

Great, thank you.

Operator

Akshay Jagdale, Jefferies.

Unidentified Participant

This is actually [Louby] filling in for Akshay. The first question is more of a modeling question. So I think you had said previously that for fiscal 2017 you expect to process a little over 4 billion pounds of poultry. Is that still a reasonable estimate or has that changed at all?

Lampkin Butts – Sanderson Farms, Inc. – President, COO

It hasn’t changed. We are fine-tuning our processing schedule right now for fiscal 2017, and the next time we are somewhere in public and webcasting, we will update that number, but it is going to be in that same ballpark, yes. It won’t change.

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO

3.75 is –

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

This year.

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO

Oh, you’re talking about 2017, okay.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

Yes, it is just over it, but we will fine-tune that number as we get into this quarter.

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AUGUST 25, 2016 / 03:00PM GMT, SAFM - Q3 2016 Sanderson Farms Inc Earnings Call

Unidentified Participant

Okay, that’s helpful, and then second question, a little bit more of a bigger-picture question. So some of your competitors have talked about the fact that they have a fairly balanced business model in terms of the segments of the chicken market in which they participate, right, so meaning big bird versus small bird or tray pack before they are processed, et cetera. So, I’m just curious if portfolio mix is something that you guys think about or do you see any need to change your portfolio mix at all?

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

No, we participate in three market segments. Our further processing, which we want to keep at about 10% and we’re not there, we are about 6%, 5% to 6% in further processing, so we need to expand that a little bit.

And then, the other two market segments are tray pack and big bird deboning, and – but we do not have any appetite for small bird at all. We were in that for a long time and the margins started shrinking on small bird in the early 1990s, and we exited that market segment. And we don’t – and it is still, according to Agri Stats, that market segment – I am going to look at a screen right now. That market segment is about a fourth of the market and the margins there are about half of tray pack and about two-thirds of big bird deboning. If you go back for 20 years, it is the same way.

Unidentified Participant

Got it. Okay, that’s helpful. And then, just finally, if you could provide any update on your plans to build an additional plant beyond St. Pauls. I think you had said on the last call that you are scouting some locations. Just any update on that.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

We are doing our homework diligently and we won’t – we’re not ready to announce anything yet. We like to get it tied down a little tighter before we make an announcement. I don’t know when that will happen, but we do intend to build beyond St. Pauls.

Unidentified Participant

Okay, great. I will pass it on.

Operator

Francesco Pellegrino, Sidoti & Company.

Francesco Pellegrino – Sidoti & Company – Analyst

So my first question, Joe, just to revisit the woody breast meat issue, it seems like it is more of a quality issue. Are we talking about just the size of the breasts on these birds? Are we talking about genetics? I was speaking with a producer of animal-grade choline a couple of weeks ago and they said that incorporating more choline into animal feed could potentially solve this issue, but I’m not sure if incorporating more choline could have some issue with the labeling that we are seeing at retail outlets. I was just wondering what the industry is doing to solve the woody breast meat issue.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

Well, we think it is primarily genetics, and we think it will be a couple of years before, maybe even three years before, the breeders can get this corrected.

We do it – we try to do it in the plant. We have extra people on the line palpating and culling it out so our customers don’t get it. That product can go to somebody that is making nuggets. It can be ground up. It is not a – it’s good product. It is just – it is hard. And it doesn’t need to go into chicken salad or it doesn’t need to go into a fillet or anything like that, but it can be ground up and put in a chicken nugget.

And another thing, if it does get past, we have a further processing customer that takes that product, and if they find some of it, they freeze it and put it in the freezer, and when it comes out of the freezer, it is gone. It is fine. But it is a genetic thing and the guy selling choline just wants to sell more choline, I think.

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AUGUST 25, 2016 / 03:00PM GMT, SAFM - Q3 2016 Sanderson Farms Inc Earnings Call

Lampkin Butts – Sanderson Farms, Inc. – President, COO

It’s a quality issue. It is not a wholesomeness issue.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

Yes, it doesn’t (multiple speakers) have anything to do with wholesome or not. It is just a quality issue. But we try to screen it out so our customers don’t get it.

Francesco Pellegrino – Sidoti & Company – Analyst

Makes sense to me. One of the things that I always look forward to for, I guess, the investor day that you guys host, you give a lot of commentary about the dynamics between Georgia Dock and Urner Barry. In fact, last year you were seeing Urner Barry increasing while we were seeing a majority of the cutouts for Urner Barry decreasing.

Where we are seeing the Georgia Dock prices right now, do you think if we solve the woody breast meat problem that there is more upside to Georgia Dock, given the run that Georgia Dock has had over the past couple of years?

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

Most of the time, those two markets are barely related.

Francesco Pellegrino – Sidoti & Company – Analyst

Right.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

There is – they both react, though, to seasonal influences. In the summertime, both are stronger than they are in November and December. Both of – the Georgia – the retail grocery will sold a little bit more and food service sell a bit more in the summer than they do around Thanksgiving and Christmas. So, they have seasonal tendencies.

And around the holidays, Labor Day, they will both sell a little bit more around Labor Day. But both of them tail off after Labor Day and that has to do with a number of factors. People spend money prior to Labor Day getting kids back into school. They spend money on school supplies and school clothes, and so they don’t have as much money to spend.

There is a lot of different factors that affect both markets. So, they are parallel, but – and people are eating more out of grocery stores than they are going out to eat. And that has been true since 2008.

Francesco Pellegrino – Sidoti & Company – Analyst

But with Georgia Dock, there is a lot less volatility in the pricing as compared to Urner Barry.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

Absolutely, absolutely. I agree with that. I agree with that 100%.

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AUGUST 25, 2016 / 03:00PM GMT, SAFM - Q3 2016 Sanderson Farms Inc Earnings Call

Francesco Pellegrino – Sidoti & Company – Analyst

And Georgia Dock seemed like it hit a peak of [$1.15] before the woody breast meat really became an issue, and when you think of the preprocessed yields, boneless breast meat representing probably like 25% of the bird, I was just wondering if the (multiple speakers)

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

Woody breast, though, is not affecting the Urner Barry market. It’s not affecting it.

Lampkin Butts – Sanderson Farms, Inc. – President, COO

Or Georgia Dock.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

Or Georgia Dock. Woody breast is not doing that. That is a supply and demand dynamic, and boneless breast prices have the widest range of any product out there.

Lampkin Butts – Sanderson Farms, Inc. – President, COO

Always has.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

It always has. I am going back – I don’t know if I can give you the year, I think it was 2003, may have been 2004, maybe it was 2004, it was, boneless breast went up to $2.54 a pound, and by August 1, it was down to $1.75 a pound, in a matter of 60 days, I think. Maybe it didn’t take that long. Maybe it was 45 days.

Lampkin Butts – Sanderson Farms, Inc. – President, COO

But it was fast.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

It is just a volatile product, and it goes up and comes down. We have gone up about $0.30 a pound.

Lampkin Butts – Sanderson Farms, Inc. – President, COO

In August.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

In August. And it is just supply and demand.

Francesco Pellegrino – Sidoti & Company – Analyst

So it is more of something that affects the retail Urner Barry market as compared to the Georgia Dock market? The woody (multiple speakers)

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AUGUST 25, 2016 / 03:00PM GMT, SAFM - Q3 2016 Sanderson Farms Inc Earnings Call

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

Well, they’re two different markets. It affects Urner Barry.

Francesco Pellegrino – Sidoti & Company – Analyst

Right, right, okay. (multiple speakers). That was everything. Okay, that’s all for me. Thanks again, guys.

Operator

It appears we have no further telephone questions at this time. I would like to turn the conference back over to Mr. Joe Sanderson for any additional or closing remarks.

Joe Sanderson – Sanderson Farms, Inc. – CEO, Chairman

Good. Thank you all for spending time with us this morning, and we will look forward to seeing some of you in New Orleans and in reporting our year-end results in December.

Operator

This concludes today’s call. Thank you for your participation. You may now disconnect.

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